EXHIBIT 10.3

                   AGREEMENT AND PLAN OF MERGER AND FORMATION


This Agreement and Plan of Merger and Formation (this "Plan") dated as of November _____, 1999 is by and among Jeremy's Microbatch Ice Creams, LLC (the "LLC"), a Delaware Limited Liability Company, Jeremy's Microbatch Ice Creams, Inc. (the "Corporation"), a Delaware Corporation,. JMIC, Inc., a Delaware Corporation ("Merger Sub"), Strive, Inc. ("Strive"), BlueStem Capital Partners, II Limited Partnership ("Bluestem"), and any other members of the LLC who may execute a counterpart of this Plan.

                                   BACKGROUND

     The respective Boards of Directors of each of the LLC, the Corporation and Merger Sub have approved this Agreement and the merger of Merger Sub with and into the LLC (the "Merger") upon the terms and subject to the conditions set forth in this Agreement. The execution of this Agreement by the Corporation evidences its consent to the execution and delivery of this Plan and to the Merger as the owner of One Hundred percent (100%) of the outstanding capital stock of Merger Sub in accordance with Section 228(a) of the Delaware General Corporation Law ("DGCL").

     All parties desire that the Merger occur simultaneously with the planned initial public offering of the Corporation's common stock and qualify as a fully or partially non-taxable incorporation within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and agree that this Plan shall be interpreted and performed consistently with that objective.

     Now, therefore, intending to be legally bound hereby, the parties agree as follows.

1. MERGER AND EFFECTIVE TIME.

     (a) Upon the terms and subject to the conditions set forth in this Plan, at the Effective Time (as defined below) Merger Sub shall be merged with and into the LLC, as of the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease. The LLC shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Company") and shall continue to be governed by the laws of the State of Delaware, and the separate existence of the LLC as a Limited Liability Company with all of its rights, privileges, immunities, powers and franchises shall continue to be uneffected by the Merger except as set forth in this Plan. The Merger shall have the effects specified in Section 209 of the Delaware Limited Liability Company Act.

     (b) Promptly after receiving any required approval of the shareholders of each of the Corporation and Merger Sub, and the members of the LLC, the required parties shall execute a Certificate of Merger, substantially in the form attached hereto as Exhibit "A." The Certificate of Merger shall be delivered to the Corporation's agent in the state of Delaware to hold for filing in accordance with the instructions of the Corporation. Upon notification from First Montauk

Securities, Inc. underwriter for the Corporation's proposed initial public offering, that the underwriter is prepared to close the initial public offering within twenty-four (24) hours, the Corporation will instruct its agent to file the Certificate of Merger with the Secretary of State of Delaware. The Merger shall become effective as of the hour and date of the filing of the Certificate of Merger with the Secretary of State of Delaware (the "Effective Time"). The Certificate of Merger shall not be filed in the absence of the underwriter's notification of intent to close the initial public offering, without the further amendment of this Plan adopted by the Board of Directors and shareholders of each of the Corporations and Merger Sub, and the members and Board of Managers of the LLC. The LLC and Merger Sub agree that the Corporation's instructions to its agent to file the Certificate of Merger shall be sufficient and no consent of Merger Sub or the LLC shall be necessary if such filing is in accordance with the provisions of this Plan.

     (c) The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the time and place of the closing of the Company's proposed initial public offering. At the Closing, the Certificates for shares of the Corporation shall be issued in accordance with Section 2 below.

2. CONVERSION OF SECURITIES.

     The manner of converting of exchanging the Shares of Merger Sub and the membership interests of the LLC shall be as follows. For purposes of this Plan, the term "Former Member" shall mean a member of the LLC immediately prior to the Effective Time.

     (a) At the Effective Time, all of the membership interests in the LLC ("Membership Interests") existing immediately prior to the Effective Time shall, by virtue of the merger and without any action on the part of any Former Member, be cancelled and extinguished and be converted into the right to receive a number of shares of the Corporation's common stock calculated by multiplying 1,800,000 shares by the percentage interests of each Former Member in the LLC in the LLC. The number of shares of common stock to be received by each of the Former Members, assuming there are no new interests issued or interests transferred or redeemed between the date of this Agreement and the Effective Time, are set forth on Exhibit "B".

     (b) At the Effective Time, the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one hundred percent (100%) of the membership interests in the LLC. If at the Effective Time there is more than one holder of outstanding common stock of Merger Sub, the one hundred percent (100%) interests of the LLC shall be divided amongst such holders in accordance with their relative holdings of the common stock of the Merger Sub.

     (c) At the Effective Time, the Former Members shall become entitled to receive, upon execution of such documentation as shall be required by counsel for the Corporation evidencing the investment intent of such Former Members, certificates registered in their respective names representing the number of shares of the Corporation's common stock into which their Membership Interests have been converted in accordance with this Plan. No fractional shares, or certificates or scrip therefore shall be issued in exchange for such shares; instead, the number of shares issuable to any Former Member shall be rounded up to the nearest whole number.

     (d) At and after the Effective Time, the Former Members shall cease to be, and shall have no rights as, members of the LLC or otherwise with respect to their former ownership interest in the LLC, other than to receive the whole number of shares into which their interests are converted pursuant to this Agreement.

3. CERTIFICATE OF ORGANIZATION AND OPERATING AGREEMENT OF THE SURVIVING COMPANY.

     The Certificate of Organization of the LLC as in effect immediately prior to the Effective Time shall be the Certificate or Organization of the Surviving Company until duly amended as provided therein or by applicable law. The limited liability company agreement (as that term is defined in the Delaware Limited Liability Company Act) of the LLC shall be terminated and extinguished by the Merger, and the limited liability company agreement of the Surviving Company shall be such limited liability company agreement as may be adopted by the Corporation as sole member of the LLC.

4. MANAGERS AND OFFICERS:

     (a) At the Effective Time, the managers of the Surviving Company shall be Jeremy D. Kraus, Samuel V. Cohen, Steve Kirby and Paul Schock, unless, prior to the Effective Time, any one or more of such persons named above shall die or refuse or become unable to serve, in which event (i) the remaining persons named above as directors shall be managers of the Surviving Company and (ii) any vacancies in the surviving company's Board of Managers shall be filled in accordance with the determination of the remaining managers.

     (b) The officers of the surviving company after the Effective Time shall be:

     Name                                        Position

     Jeremy D. Kraus                    President, Chief Executive Officer

     Samuel V. Cohen                    Chief Operating Officer, Secretary and
                                        Treasurer

     Jeffrey Rosen                      Chief Financial Officer


5. TERMINATION OF MERGER.

     (a) This Plan may be terminated and the Merger provided for herein abandoned any time prior to the Effective Time by action of the Board of Directors or Shareholders of the Corporation and Merger Sub and the Board of Managers of the LLC.

     (b) If this Plan is terminated and the Merger contemplated hereby abandoned as provided in Paragraph (a), this Plan shall become void and of no effect, and there shall be no liability on the part of any of the Corporation, Merger Sub or the LLC or their respective directors, managers, officers, shareholders or members.

6. CONSENTS AND RELEASES.

     (a) The LLC and each of Strive, Bluestem and any other member of the LLC executing a counterpart of this Plan hereby releases each of Strive, Bluestem and such other members from any and all liability or obligation under the LLC's Amended and Restated Limited Liability Company Agreement dated April 11, 1998, as amended, relating to any contributions made or which were required to be made, or the amount or adequacy of the consideration paid for any membership interest.

     (b) Each of Strive, Bluestem and any other member of the LLC executing a counterpart of this Plan, agrees to vote all shares of the Corporation owned by such member after the Effective Time in favor of the election of the following persons in each election of directors (whether at a meeting, by consent or otherwise) of the Corporation from the date hereof through December 31, 2003:

                  Jeremy D. Kraus
                  Samuel V. Cohen
                  Two individuals nominated by Bluestem

     Neither Strive nor Bluestem will vote to remove any of the individuals elected pursuant to this Section 6 (except that a nominee of Bluestem may be removed with Bluestem's consent) or take any other action inconsistent with the election or continuing service of any such director, except in the event of such director's breach of fiduciary duty to the Corporation or its subsidiaries.


7. RIGHT OF STRIVE TO ACQUIRE SHARES FROM BLUESTEM.

     Bluestem hereby grants Strive the right and option to purchase certain shares of the Corporation's common stock from it upon certain events as follows:

     (a) Bluestem hereby grants Strive the option to purchase 33,235 shares at such time as any one of the following occurs: (A) the Corporation is party to a merger in which the shareholders of the Corporation receive cash and/or securities of another entity with another entity, (B) all the outstanding shares of the Corporation's capital stock are acquired in one transaction or a series of related transactions, (C) all or substantially all of the Corporation's assets are sold in a single transaction or a series of related transactions (each of the foregoing is referred to as a "Triggering Event"), provided that the aggregate cash and fair market value of securities received by the Corporation and/or its shareholders is at least $10,000,000.

               (i) The purchase price for the exercise of the option under this paragraph (a) shall be $208,652 if exercised on or before April 23, 2003. On April 24, 2003, and on April 24 of each year thereafter, the purchase price shall increase by 20% of the previously applicable purchase price.

     (b) Bluestem hereby grants Strive the option to purchase 66,470 shares at such time as any Triggering Event occurs, provided that the aggregate cash and fair market value of securities received by the Corporation and/or its shareholders is at least $20,000,000.

               (i) The purchase price for the exercise of the option under this paragraph (c) shall be $417,304 if exercised on or before April 23, 2003. On April 24, 2003, and on April 24 of each year thereafter, the purchase price shall increase by 20% of the previously applicable purchase price.

     (c) Bluestem hereby grants Strive the option to purchase 256,464 shares at any time prior to July 14, 2003, without further condition.

               (i) The purchase price for the exercise of the option under this paragraph (e) shall be (A) $1,500,000 in the aggregate or $5.849 per share if exercised on or before July 14, 2001;
                    (B) $2,000,000 in the aggregate or $7.798 per share if exercised after July 14, 2001 and on or before July 14, 2002; and (C) $2,500,000 in the aggregate or $9.748 per share if exercised after July 14, 2002 and on or before July
                    13. 2003.

     (d) Bluestem hereby grants Strive the option to purchase 61,857 shares at any time on or prior to August 11, 2003, without further condition.

               (i) The purchase price for the exercise of the option under this paragraph (f) shall be (A) $450,000 in the aggregate or $7.27 per share if exercised on or before August 11, 2001;
                    (B) $600,000 in the aggregate or $9.70 per share if exercised after August 11, 2001 and on or before August 11, 2002; and (C) $750,000 in the aggregate or $12.12 per share if exercised after August 11, 2002 but on or before August 11, 2003.

     (e) The options set forth in paragraphs (a) and (b) must be exercised in full at one time. The options set forth in paragraphs (c) and (d) may be exercised in part from time to time.

     (h) The options set forth in paragraphs (a) and (b) are exercisable by Strive upon giving written notice within fifteen (15) days after a definitive purchase, merger or other agreement for the Triggering Event has been executed by all required parties. If no definitive agreement is executed before closing of the transaction, Strive may exercise the option at closing of the transaction. Strive may exercise the options set forth in paragraphs (c) and (d) at any time upon fifteen (15) days prior written notice to Bluestem.

8. MISCELLANEOUS

     (a) The shares of the Corporation to be issued pursuant to this Plan have not been registered or otherwise qualified for sale under the Securities Act of 1933 (the "Act") or the laws of any state or jurisdiction, and, when issued, will constitute "Restricted Securities" as that term is defined in Rule 144 under the Act. Resales of such shares will not be permitted in the United States unless the shares are first registered for sale under the Act, or in the opinion of the Company's counsel, an exemption from registration is applicable to such resale. Certificates representing the shares of the Corporation issued pursuant to this Agreement shall bear all appropriate legends evidencing the restrictions on resale stated herein. Each Member of the LLC signing this Plan represents to the Corporation that it is acquiring the shares of the Corporation to be issued pursuant to this Plan for investment, for such member's own account, not as a nominee or agent and without a view to the public resale or distribution of any of such shares. Such Member has no contract, agreement, undertaking or arrangement with any person to sell or transfer any of the shares or any interest in any of the shares.

     (b) This Plan constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, inducements and conditions, express or implied, written or oral, except as contained herein. This Plan may not be amended or modified without the express written consent of each of the Corporation, the Merger Sub and the LLC.

     (c) In computing the number of days for purposes of this Plan, all days shall be counted including Saturdays, Sundays and holidays, provided however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are closed or may elect to be closed, than the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

     (d) The validity, construction and performance of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

     (e) This Plan shall be effective as to the Corporation, Merger Sub and the LLC when at least one counterpart has been executed by all three of such parties. This Plan shall be effective as to the individual agreements of Strive, Bluestem or any other member of the LLC contained in Sections 6 and 7, and paragraph 8(a0 hereof, when a counterpart of this Plan has been executed by such member; provided, that the failure of this Plan to become effective as to the individual agreements of Strive, Bluestem or any other member shall not affect the effectiveness and validity of the agreements among the Corporation, Merger Sub and the LLC.

     IN WITNESSE WHEREOF, the parties have executed this Plan as of the date and year first above written.

                                          STRIVE, INC.

                                          By:__________________________
                                          Name:  Jeremy Kraus
                                          Title: President

                                          -----------------------------
                                          Christopher Coons

                                          JMIC, INC.

                                          By:___________________________


                                          BLUESTEM CAPITAL PARTNERS II
                                          LIMITED PARTNERSHIP
                                          BY:  BLUESTEM CAPITAL COMPANY II, LLC
                                          ITS: GENERAL PARTNER

                                          By:____________________________
                                          Its_____________________________

                                          JEREMY'S MICROBATCH ICE CREAMS, INC.

                                          By:__________________________
                                               Jeremy Kraus, President

                                          JEREMY'S MICROBATCH ICE CREAMS, LLC.

                                          By:__________________________
                                               Jeremy Kraus, President

                                   EXHIBIT "B"


Name of Member                                             Number of Shares
--------------                                             ----------------
Bluestem Capital Partners II Limited  Partnership             1,359,882
Strive, Inc.                                                    323,118
MBCP-I, LLC                                                      65,862
Christopher Coons                                                51,138